NEWS (For Immediate Release)

INVESTOR RELATIONS CONTACT:
Ms. Dilek Mir
Managing Director
MCC Financial Services
Telephone (310) 453-4667 ext. 235

Trinity Learning Corporation To Present At
"Value Below The Radar" Investor Conference
On October 18, 2005


BERKELEY, CALIFORNIA   OCTOBER 10, 2005    Trinity Learning Corporation
(OTCBB: TTYL), a global learning company, announced today Doug Cole, its Chief Executive Officer, will present at "Value Below the Radar," an annual investment conference sponsored by Instream Partners LLC, on Tuesday October 18, 2005 at the Park Hyatt in San Francisco. The conference is a forum for institutional investors in small and micro cap companies to meet companies that exhibit the potential to significantly increase earnings, grow revenue and maintain long-term profitability. Trinity Learning will be one of 16 companies selected to present. Keynote speaker for the conference is Carmen Policy, former President of the Cleveland Browns and San Francisco 49ers.

More information about the conference can be found at:
www.instreampartners.com.

About Trinity Learning Corporation

Trinity Learning Corporation (OTCBB:TTYL) is a global learning company that is aggressively executing an acquisition-based growth strategy in the $2 trillion global education and training market. The Company currently provides workplace learning and certification services to 7,000 clients including governmental organizations and Fortune 1000 companies. With 300 employees and a 205,000 sq. foot state-of-the-art content production and distribution facility, Trinity Learning produces and delivers education and training content to organizations in growing vertical markets such as healthcare, homeland security, and industrial services. Trinity Learning is focused on the growing and highly fragmented workplace certification sector and by leveraging its size and expertise to new industry segments and geographic markets through additional acquisitions, internal growth, and strategic alliances. Trinity Learning is seeking to become an industry leader and one of the first global learning brands over the next five years.

For more information, visit www.trinitylearning.com and www.trinityworkplacelearning.com

Investor relations email: investors@trinitylearning.com


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About Instream Partners

Instream Partners is a San Francisco-based investment bank committed to providing expert corporate finance and M&A advisory services. Given the dramatic shift in the regulatory landscape under which investment banks and corporations must now operate (new SEC enforcement activities, Sarbanes-Oxley, Reg FD, decimalization and the separation of banking and research), we recognize that although corporations' needs remain unchanged, recent events have fundamentally changed the ways in which investment banks can work with their clients. In light of this new environment, we remain committed to providing the highest level of traditional investment banking services to exceptional companies that have fallen "below the radar" of traditional Wall Street firms. To meet these challenges, Instream Partners has assembled a seasoned team of cross-functional professionals with deep domain insight in:

     -    Mergers and Acquisitions
     -    Corporate Finance
     -    Capital Markets Advisory
     -    Semiconductors/EDA
     -    Systems and Software

For additional information visit www.instreampartners.com or contact:
Christopher Allick, Partner
Instream Capital LLC
415.217.6400 x206

FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning's business. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision
of the Private Securities Litigation Reform Act of 1995.   Such statements
are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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